UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2011

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously disclosed, Cascade Microtech, Inc. (the “Company”) received a letter dated January 11, 2011, from the Nasdaq Stock Market (“Nasdaq”) stating that the Company was no longer in compliance with Nasdaq Listing Rule 5605 (the “Listing Rule”), which requires that the Audit Committee be comprised of at least three independent directors.

On February 4, 2011, the Company’s Board of Directors appointed George P. O’Leary to the Audit Committee of the Company’s Board of Directors. Mr. O’Leary has served as an independent member of the Company’s Board of Directors since 1988. On February 16, 2011, the Company received a letter from Nasdaq stating that, as a result of Mr. O’Leary’s appointment to the Audit Committee, the Company has regained compliance with the requirements of the Listing Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 18, 2011.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Jeff A. Killian
Jeff A. Killian
Vice President and Chief Financial Officer